          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    AMERICAN CONSOLIDATED GROWTH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

        ------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    9-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

AMERICAN CONSOLIDATED
GROWTH CORPORATION
AND WHOLLY OWNED SUBSIDIARIES

8100 EAST ARAPAHOE ROAD, SUITE 309
ENGLEWOOD, COLORADO 80111
(303)220-8686 TELEPHONE
(303)220-3288 FACSIMILE


                                   PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Consolidated Growth Corporation, a Delaware corporation (the "Company"), of Stockholder Written Consents (a copy of a form of which is attached hereto as EXHIBIT A) approving the following:

 1. an amendment (the "Amendment") to the Company's Certificate of Incorporation which reduces the number of authorized shares of stock;

 2. the merger of AMGC's wholly owned subsidiary, Eleventh Hour, Inc. into a wholly owned subsidiary of International Nursing Services, Inc.; and

 3.  the election of three directors.

     Approval of the foregoing requires the affirmative vote of the holders of a majority of the shares of the Company's common stock as evidenced by the return of duly executed Stockholder Written Consents.

     Stockholder Written Consents must be returned to the Company no later than January 31, 1997 to the attention of the Secretary by mail to American Consolidated Growth Corporation, 8100 East Arapahoe Road, Suite 309, Englewood, Colorado 80111, or by fax to American Consolidated Growth Corporation
(303) 220-3288. Stockholder Written Consents properly executed and returned in a timely manner will be counted in determining whether the above items have been approved. Stockholder Written Consents which are not received by the Company on or before January 31, 1997 will not be counted.

     The Company's principal executive offices are located at 8100 East Arapahoe Road, Suite 309, Englewood, Colorado 80111, telephone:(303)220-8686. It is expected that proxy materials will be mailed to stockholders beginning on or about January 3, 1997.

     Only stockholders of record at the close of business on November 30, 1996 are entitled to vote and execute and deliver Stockholder Written Consents. The Common Stock is the only voting stock of the Company outstanding, of which 7,601,321 shares were outstanding as of the close of business on November 30, 1996. Each share of Common Stock is entitled to one vote. No dissenters' rights of appraisal shall exist with respect to the actions proposed herein. Stockholder Written Consents, once executed and delivered to the Company, are irrevocable.

        PROPOSAL TO APPROVE AMENDMENT OF THE COMPANY'S CERTIFICATE OF
          INCORPORATION FOR THE PURPOSE OF REDUCING THE NUMBER OF
           AUTHORIZED SHARES OF AMGC'S PREFERRED AND COMMON STOCK

     DESCRIPTION OF THE PROPOSED AMENDMENT. On December 4, 1996, the Board of Directors of the Company adopted a resolution calling for the amendment of the Company's Certificate of Incorporation filed on April 2, 1987 with the office of the Secretary of State in Delaware. The proposed amendment to Article IV,
Section 1 is for the purpose of reducing the number of authorized shares of the preferred stock and common stock of the Company, thereby reducing the Delaware franchise taxes due in 1997. The proposed amendment is to read as follows:

     1. The total number of shares that the Corporation shall have the authority to issue is 21,000,000 shares, of which 1,000,000 shares shall be Preferred Stock, par value $0.10 per share, and 20,000,000 shares shall be Common Stock, par value $0.10 per share.

     The proposed amendment is exclusively concerned with reducing the number of authorized shares and has no effect on existing powers and rights of the Company's stock as provided for in Section 2, Article IV of the Company's Certificate of Incorporation.

     The Board recommends that the stockholders vote in FAVOR of adoption of the amendment of the Company's Certificate of Incorporation, Article IV, Section 1.


                    PROPOSAL TO APPROVE THE AGREEMENT AND
                  PLAN OF MERGER OF ELEVENTH HOUR, INC. INTO
                     INTERNATIONAL NURSING SERVICES, INC.

     The Company proposes to merge its wholly owned subsidiary, Eleventh Hour, Inc. ("EHI") into a subsidiary of International Nursing Services, Inc.
("INS"), a Colorado corporation whose principal office is located at 360 South Garfield Street, Suite 400, Denver, Colorado 80209, (Telephone: 303-394-2900), under the terms of an Agreement and Plan of Merger By and Among International Nursing Services, Inc. and INS Acquisition Sub, Inc. ("Acquisition Sub") and Eleventh Hour, Inc. and American Consolidated Growth Corporation (the "Merger
Agreement"), a copy of which is attached hereto as EXHIBIT B.   Under the terms
of the Merger Agreement, EHI will merge with INS Acquisition Sub, Inc. ("Acquisition Sub"), leaving EHI as the surviving entity, with the stock of EHI to then be transferred to INS. The consideration (the "Consideration") to be paid therefor by INS is as follows:

          (i)    $150,000 in cash;

          (ii) $900,000 worth of the issued and outstanding shares of common stock of INS (symbol: NURS/small cap, NASDAQ), to be issued at a value equal to the average trading price of INS common stock over the ten days immediately prior to the closing date; and

          (iii) 250,000 INS common stock warrants at an exercise price of $4.00, expiring three years after the date of the consummation of the merger referenced herein.

     The Consideration will be delivered to AMGC as soon as practicable following approval of the proposed sale by the stockholders of AMGC, and the merger will be effective for all purposes upon delivery of such consideration and the filing of the appropriate Articles of Merger with the Colorado Secretary of State.

     The quoted per share bid price of INS common stock on the date immediately prior to public announcement of the proposed transaction was $2.00. On the date immediately following such announcement, the quoted per share bid price was $1.70. The most recent quoted bid and asked prices available on NASDAQ (as of December 18, 1996) were $0.96875 bid and $1.00 asked. The shares are fully-paid and non-assessable, and each share is entitled to one vote on all issues presented to the stockholders of INS. No pre-emptive rights exist, and cumulative voting is not permitted.


THE BUSINESS OF INS:

     INS provides skilled nursing, rehabilitation and other medical personnel for supplemental staffing in home care and in a broad spectrum of health care and educational facilities. INS's flexible interim staffing services are provided through a pool of approximately 1,000 caregivers including licensed and registered nurses, rehabilitation, physical, respiratory, occupational and speech therapists, medical social workers, home care aides and other unlicensed personnel. INS's flexible interim staff currently serves over 500 hospitals, clinics, nursing homes, physician groups, assisted living facilities, health maintenance organizations and other health care institutions, a variety of educational facilities and individual home care clients. INS skilled nursing and rehabilitation personnel provide patient care on a daily or per shift basis in health and educational facilities and through long-term nursing arrangements with hospitals and other institutions, INS's personnel also provide home care on a shift, daily or long term basis to patients restricted to the home.

     INS's customers include patients, hospitals, physicians, discharge planners, social workers, third party payers including Medicare and Medicaid, educational facilities and other types of health care organizations. Approximately 12% of INS's revenues in 1995 were derived from third party payers, including Medicare and Medicaid programs. These programs require that INS meet and maintain standards of eligibility for participation and reimbursement. A certain portion of INS's future operating results are dependent on its ability to keep current on changes and modifications within the programs and to incorporate these changes into its operations to continue to meet eligibility standards.

     Billing, payment arrangements and staffing agreements with INS's customers are stipulated by contracts with the customers. The contracts are not exclusive and do not obligate the customers to utilize any certain amount of services for any specific period of time. Customers often use several supplemental staffing agencies to meet their needs, and INS competes with such agencies on the basis of pricing, availability of caregivers, and quality of service.

     The following provides a brief description of the services customarily provided by skilled nursing personnel and other caregivers placed with INS's customers:

- Registered Nurses provide a broad range of nursing care services, including skilled observation and assessment, instruction of patients regarding medical and technical procedures, direct hands-on treatment, and communication and coordination with the attending physician or other service agencies;

- Licensed Practical Nurses perform, under the supervision of registered nurses, technical nursing procedures, which include injections, dressing changes, assistance with ambulation and catheter care;

- Physical and Rehabilitation Therapists provide services related to the reduction of pain and improved rehabilitation of joints and muscles, including strengthening and range-of-motion exercises, heat lamp therapy and massage;

- Speech Therapists retrain patients who have swallowing difficulties or speech, language or hearing problems to improve their physical capabilities or communicative abilities;

- Social Workers help patients and their families deal with the emotional, social, financial and personal problems that may arise as a result of illness or disability including the identification and coordination of services with other community resources;

- Home Health and certified Nurse Aides, working under the supervision of nurses, provide health-related services and personal care such as assistance with ambulation, limited range-of-motion exercises and monitoring of vital signs; and

- Homemakers/companions provide personal care and assistance with daily living activities, including bathing, dressing, grooming, meal preparation, light housekeeping and occasional shopping.

   INS competes with other medical recruitment and supplemental staffing organizations which offer the same or similar services provided by INS. Many of these competitors have greater financial and other resources than are available to INS. Competition for hospital and other health care clients is generally based on the ability to provide qualified nurses and personnel on a timely basis in a cost-competitive manner. INS also experiences competition in recruiting for professional nursing staff members. The range of specialized services offered, together with the price charged for the services, are also competitive factors in attracting clients. There is little, if any, competition in price with respect to Medicare and Medicaid patients because the revenue for services to such patients is strictly controlled and based on fixed rates and uniform cost reimbursement principles.

PENDING ACQUISITIONS OF INS AND SUBSIDIARIES

     Although INS frequently evaluates and enters into discussions rearding acquisition opportunities, it is not currently a party to any acquisition or merger agreement.

MANAGEMENT'S DISCUSSION OF THE PROPOSED TRANSACTION

     The Company's Board of Directors has carefully reviewed the proposed transaction in order to determine the advisability of the merger of EHI into a subsidiary of INS, to evaluate the impact of such a transaction on the future operations of EHI and on the business of the Company, and to determine if such a transaction is in the best interests of the stockholders of AMGC for the purpose of maximizing shareholder value. Although no guarantee can be provided that the consequences of the proposed transaction will be as anticipated, the Company believes there are material favorable reasons for authorizing the transaction. Since AMGC's acquisition of EHI for one million shares of AMGC restricted common stock in 1994, the Company has been unable to adequately finance and develop EHI's operations. The ability of AMGC to attract new sources of working capital has been significantly impaired by ongoing working capital difficulties which was further complicated in fiscal 1996 due to a substantial decrease in the revenues and earnings of EHI.

     The effect of the Company's merger of EHI into a subsidiary of INS will be to divest the Company of control over and responsibility for the debts and obligations of EHI, the payment of which obligations INS will guarantee to AMGC, with AMGC receiving an equity interest in a larger better-capitalized entity with expanded market contacts. The stock of INS will be fully-paid, and non-assessable, and it will be restricted, but will have certain registration rights allowing it to be registered with the Securities Exchange Commission ("SEC") under the Securities Act of 1933 (the "Securities Act") under the Registration Rights Agreement summarized below. Each share of common stock of INS is entitled to one vote with respect to all issues upon which the stockholders of INS are entitled to vote. Historical and pro forma per share data of AMGC (i.e. Book Value per share, dividends per share, and income (loss) per share) is contained in the attached EXHIBIT C.

SUMMARY OF REGISTRATION RIGHTS

     The INS common stock to be received by AMGC in connection with the proposed transaction (the "INS Stock") will bear certain registration rights as set forth in a Registration Rights Agreement between INS and AMGC. Pursuant to the terms of the Registration Rights Agreement, AMGC will have demand and piggyback registration rights.

     If, at any time prior to June 30, 1997, INS proposes to register any of its shares under the Securities Act, AMGC will have the right to include in such registration all or any portion of the INS Stock, subject to certain limitations regarding the marketability of the offering. At any time after June 30, 1997, AMGC may request registration of all or any portion of the INS Stock; provided that no more than two such registrations shall be available. AMGC will be responsible for payment of the costs of registering the INS Stock. INS shall be obligated to use commercially reasonable efforts to effect the above referenced registrations of the INS Stock, but shall not be required to effect any registration less than 180 days from and after any prior registration of INS securities.

STATEMENTS REGARDING MERGER AGREEMENT QUALIFIED BY TERMS OF MERGER AGREEMENT

     All statements contained herein regarding the Merger Agreement and the transactions to be effected thereunder are qualified in their entirety by the terms of the Merger Agreement attached hereto as EXHIBIT A.

INTERESTED DIRECTORS

     Norman L. Fisher and Valerie A. Fisher, each of whom is a director of the Company, will remain employees of EHI after the closing of the proposed transaction, and each will receive certain options to purchase INS common stock in connection therwith.

ACCOUNTING TREATMENT AND TAX CONSEQUENCES OF THE TRANSACTION

     As the Company is disposing of assets, there is no accounting treatment. The transaction is structured to be a tax-free reorganization. The acquisition has been structured as a reverse triangular merger within the requirements of Internal Revenue Code Section 368(a)(2)(E).

                      PROPOSAL TO ELECT THREE (3) AMGC DIRECTORS

     ELECTION OF DIRECTORS. Louis F. Coppage, Margie Dole and B. Mack Devine, have been designated by the Board of Directors as nominees to become directors upon approval by the Company's stockholders. Unless otherwise instructed, properly executed Stockholders' Written Consents that are returned in a timely manner will be voted FOR the election of the three nominees. If, however, any of such nominees should be unable or should fail to act as a nominee by virtue of an unexpected occurrence, the Stockholders' Written Consents will be voted for such other person(s) as will be determined by the Board in its discretion, or the Board of Directors may make an appropriate reduction in the number of directors to be elected.

     Louis F. Coppage, CHAIRMAN AND PRESIDENT. Mr. Coppage, 59, was nominated as incoming AMGC Chairman and President at a special meeting of the Board of Directors held on December 4, 1996. He has over twenty years of executive and managerial experience with both domestic and international operations involving finance and business development for both private and public corporations. From 1993 to the present, he has held advisory positions and has provided investment banking consulting services for AMGC and its former affiliate, AGTsports, Inc., where he assisted in the turnaround and restructuring of both companies. He is currently a member of the board of directors of AGTsports, Inc. Form 1986 to 1993, Mr. Coppage served as financial consultant for numerous clients in real estate, energy, insurance management and investment holdings-related businesses. From 1978 to 1984, Mr. Coppage was founder and a major shareholder of American Energy Investments, Inc., of Denver Colorado. Form 1973 to 1979 he was President of Foresee, Ltd., an energy development company in Denver, Colorado. From 1969 to 1973 he was President of Coppage & Associates, a financial planning company. Since 1979, he has provided advisory services for corporate clients with an emphasis on the capital formation process. Mr. Coppage began his career in business as an account executive for Connecticut General in 1964, where he was honored as an outstanding salesman and featured in Time, Newsweek and U.S. World Report Magazines. He was a founding member of the insurance and financial planning groups, Top of the Table and The Forum. Since 1993, Mr. Coppage has been the exclusive in-house investment banking consultant for AMGC and a special advisor to the Board of Directors.

     Margie Dole, DIRECTOR. Mrs. Dole, 42, was nominated as an incoming Director at a special meeting of the Board of Directors held on December 4, 1996. She has over twenty years of executive and managerial experience with both domestic and international operations involving finance and business development for both private and public corporations. Form 1989 to 1995 she held several advisory and board positions for NASDAQ companies where she provided consulting services for mergers and acquisitions. She was the Director of Strategic Planning, Vice President and Board Member for DCX, Inc., from 1993 to 1995. From 1990 to 1993, Mrs. Dole was the Chief Executive Officer for Mercy Housing, Inc., a company engaged in the financing of housing for the economically disadvantaged. Her participation included managing 30 corporations in seven states and the development of limited partnerships representing $200 million in new financing. Form 1986 to 1989, she was a Corporate Finance Analyst for Blinder International, where she reviewed, analyzed and presented corporations for public finance. Mrs. Dole also managed subsequent initial public offerings, representing $50 million in corporate financing. She held advisory positions for 15 public corporations. Prior to 1986, Mrs. Dole worked in accounting and managerial related positions for Kerr-McGee, Union Pacific, U.S. Gold, CIL Corporation and other companies. Since 1989, she has been the owner of MC Capital Corporation, a retail business marketing supplies to the equestrian market for both private and sporting use. She continues to provide corporate finance consulting services to numerous clients.

     B. Mack DeVine, DIRECTOR. Mr. DeVine, 53, was nominated as incoming Director at a special meeting of the Board of Directors held on December 4, 1996. He has more than twenty years of experience in both the public and private sectors as Chief Executive Officer and/or President of operating companies listed on NASDAQ, AMEX, and NYSE. He is an experienced turnaround specialist for companies facing financial distress or bankruptcy and has successfully directed numerous Chapter 11 reorganizations. Since 1989, he has been the CEO of DeVine & Associates, Inc., a company providing management consulting services to clients in the Southeastern United States. From 1988 to 1989, he was CEO, President, and Director of Devco Petroleum Company, Inc., where he directed operations of ten convenience store/petroleum outlets with annual revenues of over $10,000,000 and approximately fifty employees. From 1982 to 1988, Mr. DeVine was Chairman, CEO and President of Key Energy Enterprises, Inc., an $80,000,000 convenience store company with 800 employees and operations located in the Southeastern United States. He was also President and Director of American Agronomics Corporation from 1976 to 1982, where he was responsible for the turnaround and restructuring of a $200,000,000 vertically integrated citrus company. Prior to 1976, Mr. DeVine held positions as Chief Financial Officer of companies such as Great Southern Equipment Company, Automatic Merchandising, Inc., and Bay-Con Industries, Inc. He was First Lieutenant in the U.S. Army and is a private pilot. In September of 1996, Mr. DeVine became Chairman and CEO of AGTsports, Inc.

     It is anticipated that three directors currently serving as such, Geoff Dawson, Norman L. Fisher and Valerie A. Fisher will resign immediately upon the election of the above-named nominees.

THE BUSINESS OF AMGC AND EHI

     AMGC's primary business has been its development of its wholly owned subsidiary, EHI, a national staffing services business. EHI was acquired on June 30, 1994 for 1,000,000 shares of the issued and outstanding common stock of AMGC.

     EHI is a national provider of temporary personnel and outsourcing services to businesses, professional and service organizations and government agencies. EHI provides a range of staffing services through its national network of eight
branch locations in California, Colorado, Kansas and Missouri.   The primary
product of the business is the temporary placement of individuals who possess a variety of office, light industrial and other skills, including secretarial, word processing, data entry, telemarketing, assembly, picking, packing and sorting, shipping and receiving. In addition, EHI provides temporary personnel with technical and professional skills such as computer programming, designing, engineering and accounting. Permanent placement of qualified personnel also represents a portion of EHI's business.

MARKET FOR AMGC'S COMMON EQUITY

     The Company's common stock, par value $0.10 per share is traded on the over-the-counter market, NASDAQ (OTC-BB) under the stock trading symbol "AMGC." No dividends were paid during the Company's last fiscal year, and no dividends are currently in arrears.

                                          BID(1)
     QUARTER ENDING                 HIGH(3)    LOW(4)
     --------------                 -------    ------
       September 30, 1996(2)         0.25      0.25
       June 30, 1996                 0.37      0.25
       March 31, 1996                0.37      0.25
       December 31, 1995             0.25      0.18
       September 30, 1995            0.44      0.37
       June 30, 1995                 0.41      0.25
       March 31, 1995                1.25      0.38
       December 31, 1994             4.50      1.37
       September 30, 1994           10.00      8.50(5)
       June 30, 1994                 3.50      1.50

(1) Bids reflect inter-dealer prices, without any retail markup, markdown, or commission and may not necessarily represent actual transactions.

(2) The bid and asked prices quoted are as of September 27, 1996, the last date upon which the shares were traded.

(3)(4) The only activities in the Company's trading common stock of which the Company is aware, are by Broker/Dealers known as wholesalers. Consequently, there has been extremely limited trading activity in the Company's securities during the most Company's most recent fiscal year. The quotes shown above were arrived at by averaging the bid and asked prices in the marketplace during these periods and are provided for informational purposes only. The Company believes these quotes to be estimates and, therefore, they should not be relied upon for investment purposes.

(5) In May of 1993, the Company reverse-split its common stock 10 for 1, which likely contributed substantially to the rise in the stock price as shown.


           PRINCIPAL STOCKHOLDERS AND SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of November 30, 1996, regarding the Company's Common Stock owned of record or beneficially by (i) each person known to the Company who owns beneficially 5% or more of the Company's Common Stock; (ii) each of the Company's directors and nominees for director; and (iii) all officers and directors as a group. The beneficial ownership reflected in the following table is calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). Shares issuable on exercise of options exercisable within 60 days of November 30, 1996 are deemed to be outstanding for the purpose of computing the percentage of ownership of persons owning such options, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of

November 30, 1996, the total outstanding shares of the Company's common stock using this method of calculation was 7,902,670.

                                   SHARES OF COMMON        PERCENTAGE OF SHARES
NAME OF BENEFICIAL                 STOCK BENEFICIALLY       OF COMMON STOCK
     OWNER                              OWNED (1)           BENEFICIALLY OWNED
------------------                 ------------------      --------------------
Norman L. Fisher, PRESIDENT AND     1,053,479(a)(b)               13.0%
  TREASURER
5002 Mineral Circle
Littleton, CO 80122

Valerie A. Fisher, VICE PRESIDENT     635,229(c)(d)                8.2%
  AND DIRECTOR
5002 Mineral Circle
Littleton, CO 80122


Cory J. Coppage, DIRECTOR AND         150,000(e)                   1.9%
  SECRETARY
7255 E. Quincy Avenue, #550
Denver, CO 80237

Geoff Dawson, DIRECTOR              1,750,000(f)(g)               23.0%
22 Kings Court South
Chelsea Manor Gardens
London, England SW3-5EG

Joe Lee, DIRECTOR                      25,000(g)                   .03%
4250 S. Olive Street, #216
Denver, CO 80237

Mick Dragoo, STOCKHOLDER            1,110,050                     14.6%
8634 S. Willow
Tempe, AZ 85284

GPD Holdings, Ltd., STOCKHOLDER       450,000(h)                   5.9%
c/o Consolidated Services Ltd.
P.O. Box HM 2257
Hamilton, HM JX, Bermuda

George and Philips Holdings, Ltd.,  1,275,000(i)                  16.7%
  STOCKHOLDER
P.O. Box 438
Toadtown, Tortola BWI

Officers and Directors as a Group   3,698,479(i)                  54.2%
 (seven persons)

(a)  Includes options to purchase 500,000 shares.
(b) Includes 535,228 shares held jointly by Mr. Norman L. Fisher and Mrs. Valerie A. Fisher, who are married.
(c)  Includes options to purchase 100,000 shares.
(d)  Includes options to purchase 100,000 shares.
(e)  Includes options to purchase 25,000 shares.
(f) Geoff Dawson's beneficial ownership of record as indicated above includes corporate AMGC shareholdings of GPD Holdings, Ltd., and George & Philips Holdings, Ltd. See footnote (h) below.
(g)  Includes options to purchase 25,000 shares.
(h) Geoff Dawson is managing director of GPD Holdings, Ltd., and of George & Philips Holdings, Ltd. and represents such interest as an outside member of the AMGC Board.
(i) Includes all shares depicted except for those shares held by Mick Dragoo, who is neither an officer nor a director, and 535,229 shares held jointly by Mr. Norman L. Fisher and Mrs. Valerie A. Fisher.

     All ownership is beneficial and of record except as specifically indicated otherwise. Beneficial owners listed above have sole voting and investment power with respect to the shares shown unless otherwise indicated. Economic interest is calculated by including shares directly owned and, in the case of individuals and all directors and executive officers as a group, shares such individuals or group are entitled to receive upon exercise of outstanding options exercisable within 60 days of November 30, 1996. The economic interest and security ownership indicated above includes qualified and non-qualified stock options awarded by the Company to certain key executives in fiscal 1996. Beneficial ownership is calculated in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There have been no changes in or disagreements with the Company's independent accountants on accounting or financial disclosures.


                     SOLICITATION OF STOCKHOLDER WRITTEN CONSENTS

     Stockholder Written Consents (herein so called) will be solicited by the Board of Directors through the use of the mail. Stockholder Written Consents may also be solicited by directors, officers, and a small number of other employees of the Company personally or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees, or other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by them, and the Company has hired certain professionals to coordinate the solicitation of Stockholder Written Consents by and through such holders for a fee of approximately $4,000.00 plus expenses. The entire cost of the Board of Directors' solicitation will be borne by the Company.

                                EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Board of Directors has delegated to its duly elected Compensation Committee the responsibility of establishing and administering the Company's executive compensation subject to the Board's final approval of major new compensation systems and the Chief Executive Officer's compensation. The Committee is comprised of two directors who are not officers or employees of the Company, Mr. Geoff Dawson and Mr. Joe Lee. The following report with respect to certain compensation paid or awarded to the Company's executive officers during fiscal year ending 1996 is furnished by the directors who then comprised the Compensation Committee.

GENERAL POLICIES

     The primary objective of the Committee is to work with management to design and implement compensation systems sufficient to attract, motivate and retain executives of outstanding ability and potential. To access the most current and pertinent information available concerning compensation policies and procedures, the Committee consults with outside compensation consultants, attorneys and other specialists. The fundamental goal of the Committee is to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet this goal, the Committee has adopted a mix among the compensation and the creation of salary, bonus and stock options, with a bias toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1,000,000 the tax deductible compensation paid to the Chief Executive Officer and the four highest paid executive officers who are employed as executive officers on the last day of the year. However, the limitation does not apply to performance-based compensation provided certain conditions are satisfied. Section 162(m) and proposed regulations thereunder do not affect the Company's compensation payments for fiscal year 1995 or 1996. However, the Compensation Committee will continue to monitor the impact of the requirements of Section 162(m) and will adopt a policy as appropriate.

BASE SALARY

     Base salaries for executive officers are determined by a subjective assessment of the executive officer's responsibilities and position within the Company, and the performance of the executive officer. Base salaries are reviewed annually and from time to time by the Compensation Committee and adjusted appropriately.

DIRECTOR AGREEMENTS

     On December 4, 1996, the Board of Directors nominated Mrs. Margie Dole and Mr. B. Mack Devine to serve as independent outside members of the AMGC Board of Directors, to become effective upon the ratification of this Proxy Statement. Director agreements to be executed at that time provide for the following: a term of service until the next meeting of the stockholders of the Company, compensation in the form of non-qualified stock options of 25,000 shares per director, $1,600 for attending each of the four quarterly scheduled meetings of the Board, plus reimbursement of all reasonable expenses related to meeting attendance and to the performance of their duties as directors of the Company. Compensation of $1,600 for meeting attendance is payable, at the Company's option, in cash or in an equivalent amount of shares of AMGC restricted common stock based on the market price on the date of issue. Directors who are U.S. residents are entitled to participate in the Company's health and welfare benefit programs. Employee directors are not entitled to receive compensation for Board service.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the salary, bonus and other compensation approved by Board of Directors of the Company for the President and the Company's four other most highly compensated executive officers (the "named executive officers").

NAME AND POSITION              1996 ANNUAL           LONG TERM COMPENSATION
                           COMPENSATION/SALARY    SECURITIES UNDERLYING OPTIONS (1)
                           -------------------    --------------------------------
Norman L. Fisher                $113,960(2)                   500,000
PRESIDENT AND TREASURER
PRESIDENT & CEO OF EHI

Valerie A. Fisher               $123,527(2)                   100,000
VICE PRESIDENT
EXECUTIVE VICE PRESIDENT OF
EHI

Cory J. Coppage                 $ 46,512(3)                   100,000
CHIEF OPERATING OFFICER
AND SECRETARY


(1) All stock options as indicated above were established by the Compensation Committee of the Company on April 3, 1996 at a fair market value of $0.76 per share. The options carry an exercise price of $1.00 per share and were ratified at the Company's annual meeting held on June 27, 1996. As of November 30, 1996, none of the stock options have been exercised.

(2) Indicates salary paid by the Company's wholly owned subsidiary, Eleventh Hour, Inc. Mr. Norman L. Fisher and Mrs. Valerie A. Fisher are full time employees of EHI.

(3) Indicates salary paid by the Company's wholly owned subsidiary, Eleventh Hour, Inc. Mr. Coppage is a full time employee of the Company, and EHI charges this expense back to AMGC.

OTHER COMPENSATION

     Additional compensation paid to officers of the Company during fiscal 1996 included salary and expenses of $18,900 to B. Greg Bohannon, who served as interim Chief Financial Officer from January 25, 1996 to June 14, 1996. The compensation was paid subsequent to June 30, 1996 in the form of 15,000 restricted shares of AMGC common stock at $1.00 per share, with the balance of $3,900 to be paid in cash or by note in the future. On January 25, 1996, Mr. Bohannon received a stock award of 50,000 restricted shares of AMGC common stock as consideration for joining the Company and entered into a stock purchase agreement for an additional 50,000 shares of AMGC restricted common stock. The fair market value of the stock, as determined by the Board on January 25, 1996, was $0.25 per share. The stock purchase was made with a one year collateralized note of $12,500 which was accelerated and paid in full on June 27, 1996. (See 1996 Annual Report, Item 12. "Certain Relationships and Related Transactions").

     Mickey E. Fouts, former interim Chairman and Chief Executive Officer, received compensation of $34,667, including salary and expenses for the period January 17, 1996 to June 27, 1996. On January 17, 1996, Mr. Fouts entered into a stock purchase agreement for 300,000 restricted shares of AMGC common stock at $0.17 per share, the fair market value of the stock as determined by the Board on that date. The purchase was made with a one year collateralized note which was accelerated and paid in full on June 27, 1996.

     During fiscal 1996, Mary Y. Hartley, Vice President and Controller of EHI, received salary of $66,865 and stock options under the Equity Incentive Plan of 100,000 shares with an exercise price of $1.00 per share. As of June 30, 1996, the options have not been exercised and the stock has not been issued. (See "Part I. Item 4 - Submission of Matters for a Vote of Security Holders - Equity Incentive Plan").

CHIEF EXECUTIVE OFFICER COMPENSATION

     Norman L. Fisher has been the President and Treasurer of AMGC since July 3, 1996. The Compensation Committee believes that Mr. Fisher's entrepreneurial drive, dedication, commitment and knowledge have been instrumental in the successful and ongoing growth of the administration and operations of the Company. Mr. Fisher's compensation consists of base salary and stock options. In determining Mr. Fisher's base salary, the Compensation Committee evaluated Mr. Fisher's performance, and the performance of the Company. With respect to Mr. Fisher's stock option grants, the Compensation Committee considered the same factors that were used to determine stock option grants to all executive officers.

EMPLOYMENT AGREEMENTS

     Each of the named Executive Officers has entered into an employment agreement with the Company providing for a three-year term of service except for a two year agreement entered into with Mr. Coppage, AMGC's Chief Operating Officer. The agreements provide lump sum separation payments upon any termination of employment other than: (i) "for cause", (ii) resulting from voluntary resignation, or (iii) termination as a result of death, disability or retirement. For the named Executive Officers, prior to a "change in control," as defined in the employment agreements, the maximum severance payment is equal to two times the annual salary depicted in the Executive Compensation Table. The Company's Employment Agreements also provide terms for payment of performance-based compensation for key executives of EHI.

MEETINGS OF THE BOARD OF DIRECTORS

     Four meetings of the Board of Directors were held in the Company's fiscal year ending June 30, 1996, and one meeting of the Board of Directors and four meetings of the Executive Committee, respectively, have been held to date in the current fiscal period. One meeting of the Compensation Committee and the Company's duly elected Audit Committee (consisting of outside Directors, Joe Lee and Geoff Dawson) was held, and each incumbent director attended at least 75% of the total number of meetings of the Board and Committees thereof on which such directors served during that period.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, as of the date of this Proxy, the Company believes that all such filings have been made.

STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the Company's 1997 annual meeting must be received by the Secretary of the Company no later than February 6, 1997. Proposals received after that date may be excluded from the Company's proxy materials. No stockholder proposals have yet been received by the Secretary of the Company for presentation at such annual meeting.


                                    OTHER MATTERS

     Management knows of no matters to be brought to the attention of the Company's stockholders other than those described above.

                      DOCUMENTS INCORPORATED HEREIN BY REFERENCE

 1. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996;

 2. Amendment to Registration Statement on Form S-8 filed on September 6, 1994 (Registration No. 33-83672) for registration of 200,000 additional shares of the Company's common stock;

 3. INS's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

 4. INS's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

 5. INS's Current Report on Form 8-K/A filed September 17, 1996 and Current Reports on Form 8-K dated July 17, 1996, April 20, 1996, April 17, 1996, January 24, 1996, January 11, 1996 and January 5, 1996; and

 6. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the date on which the Stockholder Written Consents are to be submitted to the Company by the Company's stockholders, shall be deemed to be incorporated by reference into this Proxy Statement.


                     DOCUMENTS PROVIDED HEREWITH TO STOCKHOLDERS

EXHIBIT A:   Form of Stockholder Written Consent

EXHIBIT B:   Merger Agreement

EXHIBIT C:   Historical and pro forma per share data of the Company